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                                                                    EXHIBIT 10.1


                                  July 14, 1999



Mr. John Hart






Dear John:

         The purpose of this letter is to evidence an amendment to your Employment Agreement with Cleveland Indians Baseball Company Limited Partnership dated January 30, 1998 (the "Employment Agreement"). Paragraph 5 of the Employment Agreement concerning a post season bonus shall be deleted in its entirety and replaced with the following new Paragraph 5:

                           5. POST SEASON BONUS. In the event that the Club wins the Central Division Championship, American League Wild Card American League Championship Pennant or the World Series Championship during any championship season during the term of this Agreement, including any option year if the applicable option has been exercised, you shall be paid a post-season bonus payment equal to the greater of (i) a full player's share payable to the Club's players as determined pursuant to Major League Rule 45(b)(2) as the same shall be amended from time to time or (ii) the Bonus Formula Amount. The Bonus Formula Amount shall be equal to the sum of the following amounts attributable to the championships actually won by the Club during the championship season:

                  (a)      American League Central Division
                             Championship or Wild Card             $ 50,000
                  (b)      American League Championship            $100,000
                  (c)      World Series Championship               $100,000

         This amendment shall be effective as of January 30, 1998. All of the other terms of the contract will remain unchanged and in full force and effect.


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Mr. John Hart
July 14, 1999
Page 26




         Please indicate your acceptance of these amendments by executing both copies of this letter and returning one of the executed copies to me. You may retain the other copy for your records.

                                Very truly yours,

                                CLEVELAND INDIANS BASEBALL
                                COMPANY LIMITED PARTNERSHIP

                                By:   Cleveland Indians Baseball Company,
                                      Its General Partner




                                By:   /s/ Richard E. Jacobs
                                      ------------------------------------------
                                      Richard E. Jacobs, Chief Executive Officer



ACCEPTED:

/s/ John H. Hart
--------------------------------

DATE:    July 18, 1999
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